UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                         AUGUST 6, 2007 (JULY 31, 2007)

                                ZONE 4 PLAY, INC.
             (Exact name of registrant as specified in its charter)

           NEVADA                   000-51255                   98-0374121
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(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)            File Number)              Identification No.)


           103 FOULK ROAD, WILMINGTON, DE                           19803
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      (Address of principal executive offices)                   (Zip Code)

                                 (302) 691-6177
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 31, 2007, the registrant entered into an agreement ("Agreement") with its director and former Chief Executive Officer and President, Mr. Shimon Citron, and certain affiliates of Mr. Citron ("collectively, "Citron"). The Agreement settles a dispute between Citron and the registrant and its subsidiaries and all litigation proceedings between the parties.

In the Agreement, the parties exchanged mutual releases. Mr. Citron undertook upon himself certain non-compete and non-solicitation obligations. Mr. Citron will remain a director of the registrant.

Pursuant to the Agreement, Citron shall be paid a cash settlement based on the performance of the Company's stock price, as well as warrants to purchase common stock and an extension to his existing stock options.

A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

10.1 Agreement dated July 31, 2007, by and between the registrant, Zone 4 Play, Inc. and Zone 4 Play (Israel) Ltd. on one hand, and Mr. Shimon Citron, Citron Investments Ltd., and Winner Sports 2002 (Israel) Ltd. on the other hand.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             ZONE 4 PLAY, INC.
                                             (registrant)

                                             By: /s/ Uri Levy
                                             -----------------------
Date:  August 6, 2007                        Uri Levy
                                             Acting Chief Executive Officer and
                                             Chief Financial Officer